Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations:
800-348-1074, ext. 3333
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Enters into Definitive Agreement to Acquire 221 Restaurants and Expand into Popeyes Brand
Through Merger with Cambridge Franchise Holdings, LLC
Expands Burger King Acquisition Right of First Refusal, Adds Popeyes Right of First Refusal
Company Pre-Releases Select 2018 Financial Results
Investor Conference Call and Webcast Scheduled for 8:30 AM ET Today

Syracuse, New York - (Business Wire) - February 20, 2019 - Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST), the largest Burger King franchisee in the U.S., today announced that it has entered into a definitive Agreement and Plan of Merger to acquire 166 Burger King® and 55 Popeyes® restaurants from Cambridge Franchise Holdings, LLC (“Cambridge”) in 10 Southeastern and Southern states. In addition to its strong restaurant portfolio in these attractive geographies, Cambridge has an established track record of developing both new Burger King and new Popeyes restaurants that the Company believes will benefit Carrols’ stockholders and broaden its capital allocation and growth opportunities.

The transaction will be structured as a tax-free merger. Cambridge, which is controlled by Garnett Station Partners’ Managing Partners Matt Perelman and Alex Sloane and owned by some large and highly respected family office investors, will receive approximately 7.36 million shares of Carrols common stock, and at closing will own approximately 16.6% of Carrols’ outstanding common shares. Cambridge will also receive shares of 9% PIK Series C Convertible Preferred Stock that will be convertible into approximately 7.45 million shares of Carrols common stock at $13.50 per share (a 44% premium to the $9.35 closing share price on February 19, 2019). The conversion of the preferred stock received by Cambridge will be subject to a vote of Carrols’ stockholders which will occur at the Company’s 2019 Annual Meeting of Stockholders, and will automatically convert into common stock upon stockholder approval of such conversion. All shares issued to Cambridge are subject to a two year restriction on sale or transfer subject to certain limited exceptions. As part of the transaction, Cambridge will have the right to designate up to two director nominees and Perelman and Sloane will join the Carrols Board of Directors upon completion of the merger.

Including approximately $100 million of net debt assumed from Cambridge, the transaction value of $238 million based on the Company’s February 19, 2019 closing share price, values Cambridge at approximately 5.0 to 5.5 times pro forma restaurant-level EBITDA (based on September 30, 2018 results, with pro forma adjustments for acquisitions completed in 2018 and the assumed sale-leaseback of approximately $25 million of fee owned property). On a fully-diluted, as-if converted basis after giving effect to both the conversion of the Cambridge and Burger King Corporation (“BKC”) convertible preferred stocks to common stock, Cambridge would hold an approximate 24% equity interest in the Company. There is no cash consideration as part of the transaction.

Carrols expects to refinance the existing Cambridge debt assumed as part of the transaction, along with the Company’s existing debt, through a new senior secured credit facility providing for term loan and revolving credit borrowings under a fully committed financing provided by Wells Fargo Bank, National Association and arranged by Wells Fargo Securities, LLC. The closing of the merger with Cambridge is not, however, conditioned on financing. After giving effect to the transaction and the refinancing, the Company expects that total debt will be under 3.0 times Adjusted EBITDA, and believes that along with an expanded revolving credit facility, it will have sufficient liquidity to fund its investment and growth plans.

Under Carrols’ existing agreement with BKC, it is currently pre-approved for expansion and holds assignment rights to BKC’s Right of First Refusal (“ROFR”) in 20 states until it reaches 1,000 restaurants. In conjunction with the merger, Carrols has entered into a new Area Development and Remodeling Agreement with BKC (which will be effective upon the closing of the transaction with Cambridge) that expands the assignment of BKC’s ROFR for the acquisition of up to 500 additional Burger King restaurants (excluding the Cambridge restaurants) and also expands the Company’s ROFR territory to include most of Arkansas, Louisiana, Mississippi, and Tennessee. The Company has agreed to relinquish its right to BKC’s ROFR in certain states where it is not currently expanding (Connecticut, Delaware, Massachusetts, New Hampshire, New Jersey, New York, and West Virginia). As part of the agreement with BKC, Carrols has also agreed to develop 200 new Burger King restaurants over the next six years and to remodel or upgrade certain of its restaurants (or restaurants to be acquired) to the Burger King of Tomorrow image over the same period.

The acquisition and the new Area Development and Remodeling Agreement with BKC will expand Carrols’ capital allocation alternatives and growth opportunities to include: (i) Burger King acquisitions (expanded ROFR cap permits acquisition of another 500 Burger King restaurants), (ii) Burger King new restaurant development, (iii) Popeyes acquisitions including a ROFR for Popeyes in Tennessee and Kentucky and (iv) Popeyes new restaurant development.

“This is a transformational transaction for our Company,” said Dan Accordino, Chairman and CEO of Carrols. “It further strengthens our position in the Burger King system and provides us the opportunity to continue executing our Burger King acquisition and expansion strategy. Cambridge also brings a strong, growing second brand in Popeyes to Carrols’ portfolio, and they have demonstrated strong returns on new restaurant development in their geographies. We look forward to partnering with them as we work to improve returns for our stockholders through additional, diversified alternatives for future growth and effective capital allocation.”

The Company believes that Cambridge will provide Carrols with a platform and relationships to grow within the Popeyes brand. Cambridge has already built a Popeyes business with 55 Popeyes restaurants in Kentucky, Louisiana, Mississippi and Tennessee and has additional growth opportunities through both acquisitions and new restaurant development. As part of the transaction, the Company will assume Cambridge’s existing Development Agreement with Popeyes, which provides for an acquisition ROFR in Tennessee and Kentucky and the development of approximately 70 new Popeyes restaurants over the next six years.

Accordino added, “We are excited about the opportunity to grow with Popeyes which is a strong brand. As a second, complementary brand to our considerable Burger King holdings, it provides Carrols with another avenue for growth including new restaurant development given Cambridge’s development pipeline, and expansion through the opportunity to acquire additional Popeye’s restaurants in the future. Adding Popeyes to our restaurant portfolio also offers diversification to our commodities exposure and geographic footprint.”

Matt Perelman, a Garnett Station Managing Partner, commented, “Carrols has an incredible track record of operating Burger King restaurants over more than four decades. We are excited to partner with the Carrols management team and look forward to adding value to the combined company as engaged board members focused on effective capital allocation and continued growth.”

2018 Preliminary Financial Results
Carrols also pre-announced select preliminary financial results for the fourth quarter and year ended December 30, 2018, which are subject to completion of the Company’s year-end financial statements:

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Restaurant sales increased 8.4% to $307.7 million in the fourth quarter of 2018 from $284.0 million in the prior year quarter. Restaurant sales for 2018 were $1.18 billion and increased 8.3% from $1.09 billion in 2017;

•
Comparable restaurant sales for the fourth quarter increased 2.7% compared to an 8.9% increase in the prior year quarter. For 2018, comparable restaurant sales increased 3.8% compared to a 5.2% increase in 2017;

•	Adjusted EBITDA (a non-GAAP measure) was $24.3 million compared to $25.8 million in the fourth quarter of 2017, and $102.3 million for 2018 compared to $91.4 million in the prior year; and

•	The Company operated 849 Burger King restaurants on December 30, 2018 having acquired 44 restaurants, opening 8 new restaurants and closing 10 existing restaurants in 2018.

The Company will host a conference call to discuss its final 2018 financial results on February 27, 2019.

Conference Call
Daniel T. Accordino, Chief Executive Officer, and Paul R. Flanders, Chief Financial Officer, will host a conference call to discuss the Cambridge transaction today at 8:30 AM ET.

The conference call can be accessed live over the phone by dialing 877-705-6003. A replay will be available one hour after the call and can be accessed by dialing 844-512-2921; the passcode is 13687967. The replay will be available until Tuesday, February 26, 2019. Investors and interested parties may listen to a webcast of this conference call by visiting www.carrols.com under the tab “Investor Relations”.

About Carrols Restaurant Group, Inc.
Carrols is the largest BURGER KING® franchisee in the United States with 849 restaurants as of December 30, 2018 and has operated BURGER KING® restaurants since 1976. For more information on Carrols, please visit the company's website at www.carrols.com.

About Cambridge Franchise Holdings
Cambridge Franchise Holdings was founded in 2014 when Matt Perelman and Alex Sloane partnered with Ray Meeks to grow his 23-unit Burger King business. Since 2014, Meeks, Perelman and Sloane have grown Cambridge to include 166 Burger King and 55 Popeyes restaurants throughout the Southeast. Cambridge is operated by President Neil Shah, CFO Chris Taylor, CDO Joey Stewart, VP of IT Curtis Moore, VP of HR Tammy Owens, VP of BK Operations Lisa Church, and VP of Popeyes Bobby Hoffman.

About Garnett Station Partners
Garnett Station Partners (“GSP”) is an investment firm focused on retail and consumer companies. The firm aims to build and grow enduring businesses. GSP was founded by Co-Managing Partners Alex Sloane and Matt Perelman.

Forward-Looking Statements
Any statements in this communication about the Company’s beliefs, plans or forecasts, including statements regarding the proposed transaction, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company, that are not historical facts are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols' filings with the Securities and Exchange Commission.

Additional Information Regarding the Merger
The transaction will be structured as a merger with New CFH, LLC (“New CFH” is a subsidiary of Cambridge Franchise Holdings formed to effect the merger). In connection with a reorganization of its holding company structure and to complete the acquisition of New CFH, Carrols has formed Carrols Holdco, Inc. (“New CRG”), and New CRG has formed GRC MergerSub, Inc. and GRC MergerSub, LLC, which will merge with and into Carrols and New CFH, respectively.

The Merger Agreement provides that at closing, GRC MergerSub, Inc. will merge with and into Carrols with Carrols as the surviving entity (the “Carrols Merger”). As a result of the Carrols Merger, Carrols will, by operation of law, become a wholly owned subsidiary of New CRG. Upon consummation of the Carrols Merger, New CRG will be the successor public company to the Company and be renamed “Carrols Restaurant Group, Inc.” with its shares registered on Nasdaq under the current Carrols trading symbol “TAST”.

Each share of (i) Carrols common stock outstanding immediately prior to the consummation of the Carrols Merger will be converted into one share of New CRG common stock and (ii) Carrols Series B Convertible Preferred Stock outstanding immediately prior to the consummation of the Carrols Merger will be converted into one share of New CRG Series B Convertible Preferred Stock. New CRG common stock will be listed on the NASDAQ Global Market and will trade under Carrols’ current ticker symbol “TAST”.

Holders of Carrols common stock and holders of Carrols Series B Preferred Stock immediately prior to the consummation of the Carrols Merger will not be required to exchange their book entry shares or certificates for book entry shares or certificates representing shares of New CRG common stock or New CRG Series B Preferred Stock, respectively. The book entry shares or certificates representing shares of the respective class of stock will continue to represent an equal number of shares of New CRG common stock or New CRG Series B Preferred Stock, respectively.

Pursuant to the Merger Agreement, at the closing GRC MergerSub, LLC will merge with and into New CFH with New CFH as the surviving entity (the “Cambridge Merger” which, together with the Carrols Merger, the “Mergers”). As a result of the Cambridge Merger, New CFH will become a wholly-owned subsidiary of New CRG.

The Mergers will be tax-free for United States federal income tax purposes to Carrols and its stockholders and to Cambridge.

In conjunction with the proposed transaction, New CRG intends to file a registration statement on Form S-4 with the Securities and Exchange Commission which will include a prospectus with respect to the registration of shares of New CRG common stock to be issued to existing holders of Carrols common stock in the proposed transaction under the Securities Act of 1933.

Stockholder Approval Not Required
The Carrols Merger and the Cambridge Merger do not require the approval of Carrols’ stockholders. Pursuant to the Merger Agreement, the removal of a restriction on conversion of the Series C Convertible Preferred Stock into common stock will be subject to obtaining the approval of New CRG’s stockholders at its next annual meeting of stockholders to be held after the closing of the Cambridge Merger or at subsequent meetings of stockholders, if necessary, until the approval of New CRG’s stockholders is obtained.

Conditions to Completion of the Mergers
The completion of the Mergers and the financing depends upon the satisfaction or waiver of a number of customary conditions, including, among other things:

•	The absence of any legal prohibition on completion of the transaction;

•	The expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•
The material accuracy, as of the closing, of the representations and warranties made by the parties in the Merger Agreement and material compliance by the parties with their respective obligations under the Merger Agreement;

•	The effectiveness of the registration statement for the shares of New CRG common stock to be exchanged with the existing holders of Carrols common stock;

•
Nasdaq approval for listing of the shares of New CRG Common Stock issuable to the existing equity owners of Carrols in connection with the Cambridge Merger and the shares of New CRG common stock issuable upon conversion of the Series C Convertible Preferred Stock; and

•	The absence of any change since the date of the Merger Agreement that would reasonably be expected to have a material adverse effect, subject to certain exceptions.